                                                                    Exhibit 11.1

                         NUKO Information Systems, Inc.


Calculation of Net Loss per Share for Three Month Period Ended September 30

Earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares result from the assumed exercise of outstanding stock options that have a dilutive effect when applying the treasury stock method.


                                                 1996               1995
                                                 -----------        -----------
PRIMARY LOSS PER SHARE

    Net loss for period                          $ 2,700,204        $   551,915
                                                 ===========        ===========

    Shares outstanding at the beginning           10,409,096          5,543,473
    of the period

    Weighted average effect of shares                     --                 --
    issued during period

    Weighted average effect of warrants               14,919                 --
    and options exercised in the period

    Weighted average effect of share                      --                 --
    subscriptions paid in the period

    Weighted average effect of shares                     --                 --
    issued for services

    Weighted average effect of debt to                    --                 --
    equity conversion

    Weighted average effect of share                      --         (3,014,347)
    subscriptions (excluded due to anti-
    dilutive effect)
                                                 -----------        -----------

    Weighted average shares outstanding           10,424,015          2,529,126
                                                 ===========        ===========


             Primary loss per share              $     (0.26)       $     (0.22)
                                                 ===========        ===========


There is no difference in the per share amounts computed under the primary and the fully diluted basis.





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                         NUKO Information Systems, Inc.


Calculation of Net Loss per Share for Nine Month Period Ended September 30
                                   (Cont'd)

Earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares result from the assumed exercise of outstanding stock options that have a dilutive effect when applying the treasury stock method.


                                                 1996               1995
                                                 -----------        -----------
PRIMARY LOSS PER SHARE

    Net loss for period                          $ 8,953,607        $ 1,417,422
                                                 ===========        ===========

    Shares outstanding at the beginning            9,128,418          5,413,941
    of the period

    Weighted average effect of shares                701,987             73,634
    issued during period

    Weighted average effect of warrants              218,978                 --
    and options exercised in the period

    Weighted average effect of share                (594,068)                --
    subscriptions paid in the period

    Weighted average effect of shares                     --             16,801
    issued for services

    Weighted average effect of debt to                    --             10,677
    equity conversion

    Weighted average effect of share                      --         (3,014,347)
    subscriptions (excluded due to anti-
    dilutive effect)
                                                 -----------        -----------

    Weighted average shares outstanding            9,455,315          2,500,706
                                                 ===========        ===========

             Primary loss per share              $     (0.95)       $     (0.57)
                                                 ===========        ===========


There is no difference in the per share amounts computed under the primary and the fully diluted basis.